UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 3, 2013,  Corporate Resource Services, Inc. (the “Company”) issued a press release (the “NASDAQ Listing Press Release”) announcing that its application for listing on the NASDAQ Capital Market has been approved and it expects to begin trading as soon as practicable.  Additionally, On September 4, 2013 the Company issued a press release (the “Opening Bell Press Release”) announcing that it will be ringing the opening bell at the NASDAQ Marketsite on Friday, September 6, 2013 to commemorate its listing on NASDAQ and that the Company’s common stock will begin trading on the NASDAQ Capital Market that day.  The Company issued a subsequent press release on September 5, 2013 (the “Dan Marino Press Release”) announcing that that NFL Hall of Fame Quarterback and business development advisor to Company, Dan Marino will be joining the Company’s executive management team at the NASDAQ Opening Bell Ceremony on September 6, 2013.

Copies of the NASDAQ Listing Press Release, the Opening Bell Press Release and the Dan Marino Press Release are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively.

Item 9.01.  Financial Statements and Exhibits

(d)             Exhibits

99.1            The NASDAQ Listing Press Release issued by Corporate Resource Services, Inc. dated September 3, 2013.

99.2            The Opening Bell Press Release issued by Corporate Resource Services, Inc. dated September 4, 2013.

99.3            The Dan Marino Press Release issued by Corporate Resource Services, Inc. dated September 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  September 5, 2013